Exhibit 99.10

Joint Filing Agreement

The undersigned hereby agree that they are filing this statement jointly pursuant to Rule 13d-1(k)(1). Each of them is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In accordance with Rule 13d-1(k)(1) promulgated under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13D (and any amendments thereto) with respect to the Ordinary Shares, par value NIS 0.01 per share, beneficially owned by each of them, of Gamida Cell Ltd., an Israeli corporation. This Joint Filing Agreement shall be included as an exhibit to such Schedule 13D.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 15th day of November, 2022.

AI GAMIDA HOLDINGS LLC	By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Name: Alejandro Moreno Title: Executive Vice President

ACCESS INDUSTRIES HOLDINGS LLC	By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Name: Alejandro Moreno Title: Executive Vice President

ACCESS INDUSTRIES MANAGEMENT, LLC	/s/ Alejandro Moreno
Name: Alejandro Moreno Title: Executive Vice President

ACCESS INDUSTRIES, LLC	By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Name: Alejandro Moreno Title: Executive Vice President

CLAL BIOTECHNOLOGY INDUSTRIES LTD.	/s/ Assaf Segal
Name: Assaf Segal Title: Director

/s/ Shiran Manor
Name: Shiran Manor Title: General Counsel & Corporate Secretary

BIO MEDICAL INVESTMENT (1997) LTD.	/s/ Assaf Segal
Name: Assaf Segal Title: Director

/s/ Shiran Manor
Name: Shiran Manor Title: General Counsel & Corporate Secretary

AI BIOTECHNOLOGY LLC	By: Access Industries Management, LLC, Its Manager

/s/ Alejandro Moreno
Name: Alejandro Moreno Title: Executive Vice President

*
Name: Len Blavatnik

*	The undersigned, by signing his name hereto, executes this Joint Filing Agreement pursuant to the Limited Power of Attorney executed on behalf of Mr. Blavatnik and filed herewith.

By:	/s/ Alejandro Moreno
Name: Alejandro Moreno
Attorney-in-Fact